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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ViewCast.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 30, 2004

     Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), to be held on Friday, October 1, 2004, at 1:30 p.m. local time at our offices located at 17300 N. Dallas Pkwy, Suite 2000, Dallas, TX 75248.

     We will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to shareholders. Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement that follow. Also included is a Proxy/Voting Instruction Card and postage-paid return envelope.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

Sincerely,

George C. Platt
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT!

Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person, if you so desire, even if you have previously sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

GENERAL INFORMATION
PROPOSAL NO. 1
PROPOSAL NO. 2
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
AUDITORS’ FEES AND ANNUAL MEETING ATTENDANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
APPENDIX “A”

ViewCast Corporation

Notice of Annual Meeting of Shareholders
October 1, 2004

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), a Delaware corporation, is scheduled to be held on October 1, 2004 at 1:30 p.m., local time, at our offices located at 17300 N. Dallas Pkwy., Suite 2000, Dallas, TX 75248 for the following purposes:

1.	To elect four directors to serve for a one year term or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as independent auditors for ViewCast for fiscal year 2004; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on August 20, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

Frederick B. Cowen
Secretary

ViewCast Corporation

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the “Common Stock”), of ViewCast.com, Inc., a Delaware corporation (“ViewCast” or the “Company”) in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Shareholders to be held on Friday, October 1, 2004, or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about August 30, 2004 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to spend approximately $2,500.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only shareholders of record at the close of business on August 20, 2004 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 22,825,105 shares of Common Stock were issued and outstanding excluding treasury stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     The ratification of the appointment of Grant Thornton LLP as independent auditors for the fiscal year 2004 and any other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting or until their successors are elected and qualified. Messrs. Ardinger, Autem, Platt and Dean currently serve as directors of ViewCast. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees for Director and certain other information about them are set forth below:

Nominee	Age	Director Since	Office Held with Company
H. T. Ardinger	79	1999	Chairman of the Board

Joseph Autem	46	1999	Director

David A. Dean	56	1999	Director

George C. Platt	64	1999	Director, President and Chief Executive Officer

     H.T. Ardinger has served as a Director and Chairman of the Board since April 1999. Mr. Ardinger co-founded H.T. Ardinger & Son Co., a specialty import wholesaler, where he has served as Chairman of the Board and Chief Executive Officer since 1964. Mr. Ardinger served as a Director and Executive Committee Member of Home Interiors & Gifts, Dallas, Texas, from 1958 through 1998 and was a founding Limited Partner of the Dallas Maverick’s National Basketball Association Franchise in 1980. Mr. Ardinger received a B.B.A. degree in Business Administration from Southern Methodist University.

     Joseph Autem has served as a Director since January 1999 and currently serves as a Director of Promere Software and Newbridge Information Services. He was previously a Director of Broadcast.com, Inc. from September 1996 through August 1999. Mr. Autem has served in various consulting capacities from July 1998 to the present. He is currently general partner of Autem, L.L.C., an investment company formed in May 1999. Mr. Autem served as the Chief Financial Officer of Luminant from January 1999 until July 1999. Mr. Autem previously served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high-speed Internet access, from June to July 1998. He also served as a partner of Vision Technology Partners, a private investment company, from March 1997 to June 1998. From July 1996 to December 1996, Mr. Autem served as Chief Financial Officer of Broadcast.com, Inc. From 1992 to 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., a software company. Mr. Autem holds a B.S. in Accounting from Pittsburg State University.

     David A. Dean has been a Director since December 1999. He is Chairman and Chief Executive Officer of Dean International, Inc., an international public policy consulting agency founded in 1994 and of its subsidiary, Innovative Transportation Strategies. Mr. Dean has been the principal shareholder since 1994 of David A. Dean & Associates, P.C., a public policy administrative regulatory law firm. From 1983 to 1994, Mr. Dean was a shareholder of a Dallas-based law firm, Winstead, Sechrist & Minick, P.C., and served as a member of the firm’s Board of Directors, head of the Public Law Section, Chairman of the Business Development Committee, a member of the firm’s Advisory Board and Chairman of the firm’s PAC Committee. He was also President of Transportation Strategies, Inc., and a subsidiary of the firm’s consulting group. During 1972 to 1993, Mr. Dean served the State of Texas in several roles. He was General Counsel to both republican Governor William P. Clements, Jr. and his predecessor, democratic Governor Dolph Briscoe and served as Texas Secretary of State under Governor Clements. Mr. Dean was active in the gubernatorial campaigns for Governor Briscoe and Governor Clements. Mr. Dean received his B.B.A. degree from Southern Methodist University and his Juris Doctor degree from University of Texas at Austin.

     George C. Platt has served as Chief Executive Officer and President since September 1999. He currently serves as a Director for Intervoice-Brite, Inc. and UniView Technologies. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services, holding the positions of CEO and President. Prior to his employment with Intecom, Inc., Mr. Platt was an executive with SRX, an entrepreneurial startup company. Before that, he was a Group Vice President at Rolm Corporation through its acquisition by IBM, and prior to that, Xerox employed him for fifteen years, where he attained the position of General Manager. Mr. Platt holds an M.B.A. from the University of Chicago and a B.S. degree from Northwestern University.

Executive Officers

     The following table contains information as of August 30, 2004 as to the executive officers of ViewCast. Each holds the offices to serve until the next regular meeting of the Board of Directors to be held immediately following the Annual Meeting or until their successors are chosen and qualified by the Board of Directors.

Name	Age	Office Held with Company
George C. Platt	64	Chief Executive Officer and President

Laurie L. Latham	47	Chief Financial Officer and Senior Vice President of Finance and Administration

David T. Stoner	48	Senior Vice President of Operations

Horace S. Irwin	62	Vice President of Marketing and Business Development

John DeVito	48	President of Delta Computec Inc. (subsidiary)

     Mr. Platt’s information can be found with the above information concerning nominees for director.

     Laurie L. Latham has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham was a practicing Certified Public Accountant for national and regional accounting firms, including KPMG Peat Marwick, and was the Vice President of Finance and Administration for Medialink International Corporation. Ms. Latham received her B.B.A. from the University of Texas with an emphasis in Accounting and is a Certified Public Accountant.

     David T. Stoner joined ViewCast in 1996 as Vice President of Operations and served in that capacity until April 2003. Since April 2003, Mr. Stoner has served as Sr. Vice President of Operations of ViewCast. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. (“VITec”), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

     Horace S. Irwin joined ViewCast as Vice President, Marketing and Business Development in June 2004. Prior to joining ViewCast, Mr. Irwin was Vice President Sales and Marketing for Qnet Information Services, a full service computer solutions provider and value added reseller, from November 2001 to May 2004. During 1999 to 2001, Mr. Irwin served as General Manager for the Consumer Broadband Division of Panja, Inc. (now AMX Corporation, a worldwide leader in advanced control system technology targeting commercial and residential markets), where he directed the activities of strategic partners such as Intel, Microsoft, and Texas Instruments in the marketing of audio and video streaming products developed by or in conjunction with the Broadband Consumer Division. Early in his career, Mr. Irwin was National Director of Marketing for Adolph Coors Company. Mr. Irwin received a Bachelor of Science Degree from Grambling College with further studies at Northeast State University.

     John DeVito joined ViewCast in October 2002 as the President of Delta Computec Inc. (“DCi”). DCi has operated as a wholly owned subsidiary of ViewCast since the business acquisition of DCi in October of 2002. From May 1978 until October 2002, Mr. DeVito has held various positions within the prior operations of Delta Computec Inc. including President, Vice President of Operations and Vice President/General Manager. Mr. DeVito’s twenty-five years in the Information Technology services industry includes the development of many innovative service offerings commonly used today.

     There are no family relationships among the directors, executive officers, or other significant employees of ViewCast.

Director Compensation

     Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In May 1995, ViewCast adopted a 1995 Director Option Plan (the “Director Plan”) under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of ViewCast. As amended and approved by shareholder vote during 2002, a total of 500,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of June 30, 2004, options to purchase an aggregate of 175,000 shares at exercise prices ranging from $0.26 to $9.00 per share had been granted and are outstanding under the Director Plan and options to purchase an aggregate of 48,016 shares have been previously granted and exercised.

     Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. In the event of a merger of ViewCast with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Compensation Committee of the Board of Directors currently administers the Director Plan. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee’s consent.

Meetings of the Board of Directors and Committees

     The Board of Directors held a total of four meetings during ViewCast’s fiscal year ended December 31, 2003. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof for which he served.

     The Board of Directors has established two standing committees: the Audit and Compensation Committees.

     Compensation Committee. The Compensation Committee reviews and approves salaries and bonuses for all officers, administers ViewCast’s existing stock option plans, provides advice and recommendations to the Board in directors’ compensation and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission.

     Directors Autem and Dean serve as members of the Compensation Committee. All members of the Compensation Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met one time in the 2003 fiscal year.

     Audit Committee. The Audit Committee oversees and monitors ViewCast’s financial reporting process and internal control system, reviews and evaluates the audit performed by ViewCast’s outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee.

     Directors Autem and Dean serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Audit Committee met four times in the 2003 fiscal year.

     The Audit Committee believes that Mr. Autem qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules, and the Board of Directors has designated him as such.

     Nomination of Directors. The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only four members, two of whom are independent as defined under the Nasdaq Stock Market listing standards. In the near future, however, the Company intends to establish a nominating committee and adopt a nominating committee charter. Currently, each member of the Board of Directors participates in the consideration of director nominees.

     The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the Board believes it can adequately evaluate any such recommendation on a case-by-case basis. However, the Board of Directors would consider for possible nomination qualified nominees recommended by shareholders. Shareholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 17300 Dallas Parkway, Suite 2000, Dallas, Texas, 75248 sufficiently in advance of an annual meeting.

     Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing ViewCast. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. However, the Board will evaluate all candidates, whether recommended by shareholders or otherwise, in accordance with the above criteria.

     Code of Ethics. The Company has adopted a Corporate Compliance Program Guidelines and Ethics Policy that applies to all employees and officers of the Company and its subsidiaries, including the principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for the Company and its subsidiaries. This policy meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-B and is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

     Shareholder Communications with the Board of Directors. Shareholders may contact our Board of Directors by contacting Frederick B. Cowen, Secretary, at Viewcast.com, Inc., 17300 Dallas Parkway, Suite 2000, Dallas, Texas, 75248 or (972) 488-7200. All comments will be forwarded directly to the Board of Directors.

     We believe that the annual meeting is an opportunity for shareholders to communicate directly with our Board of Directors. If you would like an opportunity to discuss issues directly with our directors, please consider attending the Annual Meeting on October 1, 2004.

     The Board of Directors recommends a vote FOR the election of the Directors named on the enclosed Proxy.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed the firm of Grant Thornton LLP as ViewCast’s independent accountants for 2004. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

     A representative of Grant Thornton LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP as Independent Accountants for year 2004.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of June 30, 2004, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock by (i) each person or a group known by us to be the owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group.

	Amount and Nature		Percentage of
Name and Address	of		Outstanding Shares
of Beneficial Owner	Beneficial Ownership		Owned (1),(2)
H.T. ARDINGER, JR	8,015,430	(3)	26.4
1990 Lakepointe Dr.
Lewisville, TX 75057

M. DOUGLAS ADKINS	1,496,486	(4)	4.9
1601 Elm Street
Dallas, TX 75021

GEORGE C. PLATT	621,971	(5)	2.1
17300 N. Dallas Pkwy, Suite 2000
Dallas, TX 75248

LAURIE L. LATHAM	249,044	(6)	*
17300 N. Dallas Pkwy, Suite 2000
Dallas, TX 75248

HORACE S. IRWIN	-	(7)	*
17300 N. Dallas Pkwy, Suite 2000
Dallas, TX 75248

JOHN DEVITO	33,333	(8)	*
900 Huyler Street
Teterboro, NJ 07608

DAVID T. STONER	267,995	(9)	*
17300 N. Dallas Pkwy, Suite 2000
Dallas, TX 75248

JOSEPH AUTEM	95,907	(10)	*
17300 N. Dallas Pkwy, Suite 2000
Dallas, TX 75248

DAVID DEAN	37,707	(11)	*
8080 Park Lane, Suite 600
Dallas, TX 75231

All executive officers and	9,321,387	(3),(5),(6),(7),(8)	30.7
directors as a group		(9),(10),(11)
(eight (8) persons)

*	Less than one percent (1%)

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 30, 2004 upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from June 30, 2004 have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Based on a total of 22,825,105 shares issued and outstanding excluding treasury stock plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from June 30, 2004 pursuant to options, warrants, conversion privileges, etc.

(3)	Includes (i) 189,835 shares owned by Mr. Ardinger’s wife, (ii) 1,096,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share, (iii) 1,103,448 shares of Common Stock reserved for issuance upon the conversion of $4,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share, (iv) 3,333,333 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series C Convertible Preferred Stock to Common Stock at $0.60 per share, and (v) the following shares that are exercisable under the 1995 Directors Option Plan upon the exercise of options: 15,000 shares exercisable at $9.00 per share, 10,000 shares exercisable at $2.75 per share, 7,916 shares exercisable at $0.83 per share and 4,791 shares exercisable at $0.29 per share.

(4)	Includes (i) 226,666 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share and (ii) 551,724 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share.

(5)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options (i) 245,833 shares exercisable at $7.09 per share, (ii) 40,000 shares exercisable at $2.50 per share, (iii) 140,002 shares exercisable at $1.094 per share and (iv) 70,000 shares exercisable at $0.485 per share.

(6)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options (i) 93,334 shares exercisable at $5.50 per share, (ii) 8,000 shares exercisable at $2.50 per share, (iii) 70,001 shares exercisable at $1.094 per share and (iv) 60,000 shares exercisable at $0.485 per share.

(7)	None of the options granted under the 1995 Option Plan are exercisable within 60 days from June 30, 2004.

(8)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options (i) 33,333 shares exercisable at $0.275 per share.

(9)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options (i) 100,000 shares of exercisable at $4.00 per share, (ii) 5,000 shares exercisable at $2.0625, (iii) 14,000 exercisable at $5.5005, (iv) 8,000 shares exercisable at $2.50, (v) 70,001 shares exercisable at $1.094 and (vi) 60,000 shares exercisable at $0.485.

(10)	Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options (i) 15,000 shares exercisable at $3.1250 per share, (ii) 10,000 shares exercisable at $7.1405 per share, (iii) 10,000 shares exercisable at $2.50 per share, (iv) 7,916 shares exercisable at $0.755 per share, (v) 4,791 shares exercisable at $0.26 per share; and includes 40,000 shares issuable under the 1995 Option Plan upon exercise of options at $3.6250 per share.

(11)	Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options (i) 15,000 shares exercisable at $4.5315 per share, (ii) 10,000 shares exercisable at $2.50 per share, (iii) 7,916 shares exercisable at $0.755 per share and (iv) 4,791 shares exercisable at $0.26 per share.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning compensation paid by ViewCast to the Chief Executive Officer and to all other executive officers of ViewCast whose total salary and bonus exceeded $100,000 for the year ended December 31, 2003 (the “Named Executive Officers”).

Summary Compensation Table

				Long Term
		Annual	Annual	Compensation
		Compensation	Compensation	Options
Principal Position	Fiscal Year	Salary ($)	Bonus ($)	(in shares)
George C. Platt	2003	216,000	—	—
Chief Executive Officer	2002	225,000	—	70,000
and President	2001	240,000	—	200,000

Laurie L. Latham	2003	143,750	—	—
Chief Financial Officer	2002	143,750	—	60,000
and Sr. Vice-President	2001	150,000	—	100,000

Harry E. Bruner	2003	161,300	—	—
Sr. Vice-President of Sales	2002	161,000	9,000	60,000
and Marketing	2001	168,000	37,000	100,000

David T. Stoner	2003	139,100	—	—
Vice President of	2002	126,119	—	60,000
Operations	2001	132,000	—	100,000

John DeVito	2003	172,092	—	—
Corporate Vice President	2002	39,714 (1)	—	100,000
and President of DCi

Neal S. Page	2003	70,721 (2)	—	—
Vice President of	2002	150,000	—	60,000
Osprey Products	2001	150,000	—	100,000

(1)	Mr. DeVito assumed his duties with ViewCast in October 2002.

(2)	Mr. Page resigned in March 2003.

Option Grants in Last Fiscal Year

There were no options granted to the Named Executive Officers in 2003.

Year-End Option Values

The following table sets forth certain information as of December 31, 2003 concerning the value of unexercised options held by the Named Executive Officers.

Fiscal Year-End Option Values

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the Money Options
	Options at December 31, 2003		at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
George C. Platt	415,554	304,446	$—	$—
Laurie L. Latham	191,667	78,333	—	—
Harry E. Bruner	226,667	93,333	—	—
David T. Stoner	228,666	61,334	—	—
John DeVito	33,333	66,667	$5,833	$11,667

(1)	Represents the difference between the exercise price of the outstanding options and the fair market value of the Common Stock on December 31, 2003 of $0.45 per share if the fair market price per share exceeds the exercise price.

Employment Agreements

     We have entered into an employment agreement with Mr. Platt. His employment agreement was in effect through March 2001 and has been renewed annually through March 2005 with ongoing automatic one-year renewals unless ViewCast or Mr. Platt elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $240,000; (ii) that he is eligible to receive bonuses if our Board of Directors so elects; (iii) for stock options to purchase 400,000 shares of our Common Stock pursuant to the 1995 Option Plan(1); and (iv) for an eighteen (18) month non-compete period if ViewCast terminates Mr. Platt. Mr. Platt voluntarily reduced his cash compensation below $240,000 for the 2002 and 2003 calendar year.

     Under the employment agreement, Mr. Platt will be entitled to (i) the continuation of his salary for the greater of six months or the remaining term of his employment agreement and (ii) the reimbursement for three months of COBRA premiums if his employment is terminated by ViewCast without cause. These same severance benefits are payable in the event Mr. Platt resigns because of a significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event ViewCast terminates Mr. Platt’s employment following a change in control, he will be entitled to the continuation of his salary for six months

     We have entered into an employment agreement with Mr. DeVito. His employment agreement was in effect through March 2004 and has been renewed annually through March 2005 with ongoing automatic one-year renewals unless ViewCast or Mr. DeVito elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $170,000; (ii) that he is eligible to receive bonuses through fiscal year 2003 of five percent of DCi net income and in the future periods if our Board of Directors so elects; (iii) for stock options to purchase 100,000 shares of our Common Stock pursuant to the 1995 Option Plan; and (iv) for a six (6) month non-compete and non-solicitation period if ViewCast terminates Mr. DeVito.

     Under the employment agreement, Mr. DeVito will be entitled to (i) the continuation of his salary for the greater of six months or the remaining term of his employment agreement and (ii) the reimbursement for three months of COBRA premiums if his employment is terminated by ViewCast without cause. These same severance benefits are payable in the event Mr. DeVito resigns because of significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event ViewCast terminates Mr. DeVito’s employment following a change in control, he will be entitled to the continuation of his salary for six months

     The employment of all other officers with ViewCast is “at will” and may be terminated by ViewCast or the officer at any time, for any reason or no reason.

(1)	Mr. Platt’s options consist of five separate option grants that become exercisable or vest as follows provided Mr. Platt is employed by ViewCast as of the applicable vesting date:

(i)	an option for 50,000 shares that vests as of September 17, 2000;

(ii)	an option for 200,000 shares that vests in equal installments of 4,166 shares per month beginning in October, 2000;

(iii)	an option for 50,000 shares that vests immediately on the date following three consecutive calendar quarters of profitability as defined under generally accepted accounting principles;

(iv)	an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has doubled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installments of 1,388 share per month thereafter;

(v)	an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has tripled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installment of 1,388 shares per month thereafter.

In addition, all of the 400,000 options granted to Mr. Platt immediately vest upon a change of control in ViewCast.

(2)	Mr. DeVito’s options consist of an option grant of 100,000 shares that vests as follows:

(i)	One third of the shares vest as of October 24, 2003;

(ii)	One third of the shares vest as of October 24, 2004;

(iii)	The remaining vest in equal installments of 2,778 shares per month beginning November 24, 2004.

In addition, all of the 100,000 options granted to Mr. Devito will immediately vest upon a change of control in ViewCast.

1995 Stock Option Plan

     The 1995 Employee Stock Option Plan (the “1995 Option Plan”) provides for the grant to employees of ViewCast of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for the grant to employees and consultants of ViewCast of nonstatutory stock options and stock purchase rights. A total of 5,900,000 shares of Common Stock have been authorized for issuance under the 1995 Option Plan. As of June 30, 2004, options to purchase an aggregate of 2,954,832 shares of Common Stock at exercise prices ranging from $0.20 to $7.09 had been granted and are outstanding under the 1995 Option Plan, and options to purchase an aggregate of 1,010,831 shares of Common Stock have been previously granted and exercised under the 1995 Option Plan.

     The Board, or a committee approved by the Board, may administer the 1995 Option Plan in a manner that complies with Rule 16b-3 promulgated under the Securities Act. Currently, the 1995 Option Plan is administered by the Board of Directors, which determines the terms of options and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof. Options and rights granted under the 1995 Option Plan are not transferable other than by will or the laws of descent or distribution, and each option or right is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Option Plan will remain outstanding until they are exercised or they expire in accordance with the terms of each option. The exercise price of all incentive stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of ViewCast, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Option Plan may not exceed ten years. In the event of certain changes in control of ViewCast, the 1995 Option Plan permits each outstanding option and right to become exercisable in full or assumed or an equivalent option to be substituted by the successor corporation.

     The Board of Directors may amend the 1995 Option Plan at any time but may not, without stockholder approval, adopt any amendment that would materially increase the benefits accruing to participants or materially modify the eligibility requirements. ViewCast also may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under the 1995 Option Plan unless the increase results from a stock dividend, stock split or other change in the capital stock of ViewCast.

     The grant of an option under the 1995 Option Plan will not have any immediate effect on the federal income tax liability of ViewCast or the optionee. If a nonqualified stock option (“NQSO”) is granted, then the optionee will recognize ordinary income at the time he or she exercises the NQSO equal to the difference between the fair market value of the Common Stock and the exercise price paid by the optionee, and ViewCast will receive a deduction for the same amount.

     If an optionee is granted an incentive stock option (“ISO”), then the optionee generally will not recognize any taxable income at the time he or she exercises the ISO but will recognize income only at the time he or she sells the Common Stock acquired by exercise of the ISO. The optionee will recognize income equal to the difference between the exercise price paid by the optionee and the amount received for sale of the Common Stock, and such income generally will be eligible for capital gain treatment. ViewCast generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the optionee’s exercise of an ISO or the optionee’s sale of the Common Stock acquired through exercise of an ISO. However, if the optionee sells the Common Stock within two years of the date of the grant to him or her of the ISO or within one year of the date of the transfer to him or her of the Common Stock following exercise of the ISO, the option is treated for federal income tax purposes as if it were a NQSO: the income recognized by the optionee will not be eligible for capital gain treatment and ViewCast may be entitled to a federal income tax deduction equal to the amount of income recognized by the optionee.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Report and Compensation Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

     The following is a report of the Audit Committee of the Board of Directors (the “Audit Committee”) describing the policies applicable to the review or the Company’s financial statements and audit for the year ended December 31, 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2003.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Submitted by the Audit Committee of
ViewCast.com, Inc.

Joseph Autem, Chairman
David A. Dean

CERTAIN TRANSACTIONS

     Since October 1998, the Company has maintained a working capital line of credit facility with a partnership controlled by one of its principal stockholders and Chairman of the Board of the Company, H. T. Ardinger, Jr. Prior to October 15, 2003, availability of funds under the facility was subject to certain borrowing base limitations based principally on qualifying accounts receivable and inventory. Effective October 15, 2003, terms and conditions of this note were amended to eliminate the borrowing base restrictions, establish a long-term payout for a majority of the note principal and accrued interest, and significantly reduce the per annum interest rate to the lesser of prime plus 3.0% or 9.5% from 12%. Effective April 30, 2004, the terms and conditions of the credit facility were amended to increase the credit line of the revolving credit note to $2.25 million and extend the commencement date for the scheduled payments of the term note and accrued interest from April 30, 2004 to August 31, 2004. Effective August 13, 2004, the terms and conditions of the credit facility were amended to increase the credit line of the revolving credit note to $3.0 million and extend the commencement date for the scheduled payments of the term note and accrued interest to December 31, 2004. During 2002, the Company paid interest of $64,690 to the partnership. No interest was paid to the partnership during 2003.

     Effective May 6, 2002, the Company sold all its available-for-sale securities comprised exclusively of 1,140,310 shares of DynTek, Inc. common stock for $2,910,641. All proceeds were used to make a principal reduction in its stockholder line-of-credit note balance. The price per share of DynTek, Inc. stock of $2.553 was determined by negotiations between the parties and represented a premium to the fair market trading value of DynTek, Inc. shares on May 6, 2002 of $2.00 per share. During 2002, the Company borrowed $1.7 million under the terms of the stockholder line of credit financing arrangement and reduced the principal by $2.9 million, resulting in a net principal note reduction of $1.2 million during 2002.

     On October 11, 2002, the Company completed the acquisition of the assets and operations of Delta Computec Inc. The closing cash payment in the amount of $500,000 was funded from an advance from one of its principal stockholders and Chairman of the Board of the Company, H.T. Ardinger, Jr. In October 2003, the advance was rolled into a revolving line of credit note facility with an entity controlled by Mr. Ardinger.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires ViewCast’s officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast’s equity securities to file reports of ownership and change in ownership with the U.S. Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish ViewCast with copies of Section 16(a) forms which they file.

     To ViewCast’s knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to ViewCast’s officers, directors and greater than 10% beneficial owners were complied with.

AUDITORS’ FEES AND ANNUAL MEETING ATTENDANCE

     Subject to ratification by the shareholders, the Board of Directors has appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the 2004 fiscal year. During the fiscal years ended December 31, 2002 and December 31, 2003, the Company retained and paid Grant Thornton LLP to provide audit and other services as follows:

	2002	2003
Audit (1)	$79,766	$88,601
Audit Related Fees (2)	5,700	450
Tax Fees (3)	1,395	19,423

TOTAL	$86,861	$108,474

(1)	Consists primarily of quarterly review and annual audit services

(2)	Consists primarily of business acquisition review services

(3)	Consists primarily of Federal and State tax services

(4)	The above table does not include $14,500 of tax and annual report consent fees of prior auditors, Ernst & Young, LLP, during 2002.

     The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent auditor. Any such services would be considered on a case-by-case basis. Non-audit services provided by the independent auditors in fiscal years 2002 and 2003 were approved by the Audit Committee.

     On May 3, 2002, the Company received notice by letter dated May 2, 2002 that Ernst & Young LLP resigned as auditors of the Company.

     The reports of Ernst & Young LLP on the Company’s financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report of Ernst & Young LLP for the fiscal year ended December 31, 2001 was modified as to uncertainty regarding the ability of the Company to continue as a going concern.

     In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001 and 2000, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. The letter was furnished and filed as exhibit 16.1 to the Company’s Form 8-K filed May 10, 2002.

     Effective May 17, 2002, the Company engaged Grant Thornton LLP to replace Ernst & Young as its accounting firm on recommendation by the Audit Committee of the Board of Directors. There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between the Company and its independent auditors, Grant Thornton LLP.

     Representatives of the firm of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Proposals of Shareholders of ViewCast that are intended to be presented at ViewCast’s 2005 Annual Meeting of Shareholders must be received by ViewCast no later than April 22, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. If we do not receive notice of any other matter that a shareholder wishes to raise at the 2005 Annual Meeting by July 5, 2005 and a matter is raised at the meeting, the proxies will have discretionary authority to vote on the matter.

ANNUAL REPORT

     A copy of ViewCast’s Annual Report on Form 10-KSB for the year ended December 31, 2003, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-KSB is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     Annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from ViewCast’s internet site, www.viewcast.com, by clicking on “About Us” located on the home page, proceeding to “Investor Relations” and selecting “Financial Filings.”

     ViewCast will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:

ViewCast Corporation
17300 N. Dallas Parkway
Suite 2000
Dallas, TX 75248
Attn: Corporate Secretary

OTHER MATTERS

     The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Frederick B. Cowen
Secretary

Date: August 30, 2004

APPENDIX “A”

CHARTER
of the
AUDIT COMMITTEE
of the
BOARD of DIRECTORS of VIEWCAST.COM, INC.
as AMENDED MAY 1, 2002

I.	Statement of Policy

     The primary function of the Audit Committee of the Board of Directors of ViewCast.com (“Company”) is to provide assistance to the Company’s Board of Directors in fulfilling its responsibilities to the Company’s shareholders and the investment community relating to the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company’s Board of Directors, outside auditors, internal auditors and senior management.

II.	Composition of the Audit Committee

     The Audit Committee shall consist of at least two “independent” Directors of the Company and shall serve at the pleasure of the Board of Directors. An “independent” Director is defined as an individual who (a) is not an officer or salaried employee of the Company, (b) is not an attorney who receives any fee or compensation from the Company, (c) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member and (d) meets the Nasdaq Stock Market’s definition of independent director. Additionally, Audit Committee members should have few or no ties to the Company other than through their duties as Board members. In selecting the members of the Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

     At least one member of the Audit Committee member shall have accounting or related financial management expertise. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement, or become so able within a reasonable period after joining the Audit Committee. The Audit Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

     The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as chairman of the committee.

III.	Meetings

     The Audit Committee shall meet at least 4 times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee should also meet periodically with the internal auditor, the outside auditors and the Company’s financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. In addition, the Audit Committee, or at least its chairman, should meet with the outside auditors and financial management quarterly to review the Company’s quarterly report on Form 10-Q before it is filed with the Securities and Exchange Commission and, if possible, before any public announcement of the Company’s financial results.

IV.	Responsibilities and Duties of the Audit Committee

     The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company’s financial reporting process and internal control system and review and evaluate the performance of the Company’s outside auditors and internal auditing staff. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s charter or bylaws or the Board of Directors:

1. The Audit Committee shall nominate, select, evaluate and, when appropriate, recommend the replacement of the outside auditors, subject to the approval of the Board of Directors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors.

2. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors.

3. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstance that might adversely affect the outside auditors’ independence or judgment with respect to the Company under applicable auditing standards.

4. The Audit Committee shall require the outside auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the outside auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company’s accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company’s financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company’s accounting principles and underlying estimates and other significant decisions made by the Company’s management in preparing the financial disclosure and reviewed by the outside auditors. The Audit Committee shall then meet among themselves, without operating management or the outside auditors being present, to discuss the information presented to them.

6. The Audit Committee shall require the outside auditors, in reviewing the Company’s financial reporting and in advising the Audit Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

7. The Audit Committee shall meet with the outside auditors and management to review the Company’s annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

8. Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the outside auditors, with the entire Board of Directors.

9. The Audit Committee shall meet at least annually with the Company’s internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company’s operations.

10. The Audit Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Audit Committee regarding any audit concerns or problems.

11. The Audit Committee shall receive from the Company’s internal auditor a monthly report to the Board of Directors, which include a summary of findings from completed internal audits and a progress report on the internal audit plan, together with explanations for any deviations from the original plan.

12. The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

13. The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company’s internal auditor.

14. The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

15. The Audit Committee shall consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the outside auditors, the internal auditor or management, and the Audit Committee shall review with the outside auditors, the internal auditor and management the extent to such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate.

17. The Audit Committee shall prepare a report for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

VIEWCAST CORPORATION
17300 N. Dallas Pkwy., Suite 2000
Dallas, TX 75248

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints H.T. Ardinger, Jr. and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the shares of Common Stock of ViewCast.com, Inc. held of record by the undersigned on August 20, 2004, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on October 1, 2004, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.
        The Proxy will be voted as directed, or if no direction is indicated, will be voted FOR all nominees listed below for election as directors and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

(1)	ELECTION OF DIRECTORS
Nominees: H.T. Ardinger, Jr., Joseph Autem, David A. Dean and George C. Platt.
☐ VOTE FOR for all nominees above, except as to the following nominees (if any):

☐ VOTE WITHHELD from all nominees

(2)	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS.
☐ FOR ☐ AGAINST ☐ ABSTAIN

(continued on back)

(continued from front)

Dated: , 2004

Signature

Signature (if held jointly)

When signing as Executor, Administrator, Trustee or the like, please give full title.